Exhibit 99.14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-6 of Protective Variable Life Separate Account of our report dated April 22, 2019, relating to the financial statements of the subaccounts listed in such report of Protective Variable Life Separate Account, which appears in Post-Effective Amendment No. 33 to the Registration Statement on Form N-6.

We also consent to the incorporation by reference in this Registration Statement on Form N-6 of Protective Variable Life Separate Account of our report dated March 25, 2019, relating to the consolidated financial statements and financial statement schedules of Protective Life Insurance Company and subsidiaries, which appears in Post-Effective Amendment No. 33 to the Registration Statement on Form N-6. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, AL

September 29, 2020